Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT REPORTS FISCAL 2006 ANNUAL RESULTS

Record Total Revenues of $275.3 Million

Tax Return Filings Increase by 10.2%

75 Million Dollar Share Repurchase Program Authorized

50% Increase in Quarterly Dividend to 12 Cents per Share

PARSIPPANY, NJ – June 1, 2006 – Jackson Hewitt Tax Service Inc. (NYSE: JTX) today reported results for the fiscal year ended April 30, 2006. Driven by the filing of 3.66 million tax returns prepared by Jackson Hewitt offices during the year, total revenues increased to $275.3 million as compared to $232.5 million in the prior year. Net income increased to $57.9 million, or $1.59 per diluted share, as compared to $50.0 million, or $1.32 per diluted share, in the prior year.

Adjusted to exclude certain items, net income would have been $60.8 million and diluted earnings per share would have been $1.67, an increase of 32% and 37%, respectively, over the comparable prior year results. The adjustments, which are reconciled in a schedule at the end of this release, include the impact on revenues resulting from the prior agreement with Santa Barbara Bank & Trust and charges related to debt refinancing and litigation related costs.

The Board of Directors on May 31, 2006 authorized a $75 million share repurchase program and declared a 12 cents per share quarterly dividend, which represents a 50% increase. The dividend will be paid on July 14, 2006 to shareholders of record as of June 28, 2006.

“We are very pleased with the results of the past year,” said Michael Lister, Chairman and Chief Executive Officer. “An early and aggressive start to the tax season, coupled with more locations, new themed advertising and enhanced products and services, was the catalyst for the great momentum that carried us through a very successful tax season. That momentum continues as we begin planning for success in 2007.”

For the fiscal year, the number of tax returns prepared by the Company’s national network of tax preparation offices increased by 10.2% to 3.66 million, principally driven by improved same store sales growth of 6% and a 9.8% increase in offices to 6,022. Average revenues per tax return prepared increased by 13.5% to $177.65. The network facilitated 3.43 million financial products, including Gold Guarantee®, an increase of 12%.

Operating margins continued to expand due to operating leverage in the franchise model as well as a continued focus on growth in both revenue and profitability in the company-owned office operations segment. This resulted in another year of strong operating cash flow with a $125 million reduction in debt to $50.0 million and a cash balance of $15.2 million at April 30.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

Franchise Operations

Revenues for the fiscal year increased by 20.2% to $203.7 million. Royalty revenues increased by 28.5% to $76.3 million and marketing and advertising revenues increased by 26.5% to $34.7 million as the Company successfully implemented its three-pronged strategy which included franchisees concentrating new office openings in particularly under-penetrated territories, enhancing products and services and updating the Company’s advertising campaign. These efforts resulted in 11.3% growth in tax returns prepared, to 3.25 million, and a 13.7% increase in average revenues per tax return prepared. The average royalty, marketing and advertising rate increased to 19.2%, from 19.0%.

Financial product fees were $74.2 million for the year as a result of strong growth in total customers and improved product penetration rates. Revenue from the Gold Guarantee® product in 2006 of $8.5 million is included within financial product fees.

Under the new agreements with the providers of financial products to the Company’s customers, the fees earned by the Company for technology support and access to its offices primarily consist of fixed fees with a small variable component tied to customer growth; these fees are included in “financial product fees”. The Company no longer expects to earn “other financial product revenues” on refund anticipation loans that it facilitates.

Other revenues of $13.0 million includes fees generated from the sale of 205 territories during the year, in line with management’s previously communicated expectations.

Income before income taxes increased by 21.7% to $126.4 million. Marketing expenses increased by 26.5%, in line with marketing and advertising revenue growth. Cost of franchise operations experienced more moderate increases and SG&A expenses declined, demonstrating the benefits of the franchise model.

Company-Owned Office Operations

Profitability further improved this year as company-owned office growth was more concentrated in existing territories. Service revenues increased by 13.7% and income before income taxes increased substantially as a percentage of revenues, from 11.5% to 18.0%, as the Company sold select markets in Texas and Massachusetts. Over the last two years, income before income tax margins in the company-owned segment have expanded from 4.1% to 18.0%.

Average revenues per tax return prepared increased by 11.4% to $174.06. The number of tax returns prepared grew by 2%, to 0.41 million. Adjusted to exclude the sale of select markets in Texas and Massachusetts to existing franchisees prior to the start of the 2006 tax season, tax return growth was 8% and service revenue growth was 20%.

Corporate and Other

Loss before income taxes increased by $13.9 million. Incremental expenses included $4.5 million for increased employee-related costs, $3.8 million for an accrual of litigation related costs, $2.7 million for a non-cash charge related to refinancing of the Company’s debt in the first quarter, $1.4 million for Sarbanes-Oxley compliance costs and $1.0 million for incremental stock-based compensation costs. In the prior year, a $4.5 million non-cash charge was incurred related to the issuance to employees of vested stock options and common stock at the time of the IPO in June 2004.

Interest expense increased from $6.7 million to $8.3 million primarily as a result of generally higher market interest rates.

Conference Call

Michael Lister, Chairman and Chief Executive Officer, and Mark Heimbouch, Chief Financial Officer, will host a live webcast over the internet today, Thursday, June 1, 2006, at 11:00 a.m. Eastern Time. Please visit the investor relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with over 6,000 franchised and company-owned offices throughout the United States during the 2006 tax season, is an industry leader providing full service individual federal and state income tax preparation. Most offices are independently owned and operated. The Company is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service office nearest to you, call 1-800-234-1040.

Contacts:

Investor Relations:	Media Relations:
David Kraut	Sheila Cort
Vice President,	Vice President,
Treasury and Investor Relations	Corporate Communications
973-630-0821	973-630-0680

This press release contains statements, including without limitation, statements related to our share repurchase program and the manner in which we earn financial product revenues, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to achieve the same level of growth in revenues and profits that it has in the past; the Company’s ability to maintain its quarterly dividend at the current level, government initiatives that simplify tax return preparation, improvements in the timing and efficiency of processing tax returns or a decrease in the number of tax returns filed or the size of tax refunds; government legislation and regulation of the industry and products and services, including refund anticipation loans; the success of the Company’s franchise operations; changes in the Company’s relationship with financial product providers and retailers; the Company’s compliance with revolving credit facility covenants; the Company’s exposure to litigation; the seasonality of the Company’s business and its effect on the stock price; and the effect of market conditions within the tax return preparation industry.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005 and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

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JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of April 30, 2006	As of April 30, 2005
Assets
Current assets:
Cash and cash equivalents	$15,150	$113,264
Accounts receivable, net of allowance for doubtful accounts of $1,168 and $1,840, respectively	20,184	15,187
Notes receivable, net	4,830	3,156
Prepaid expenses and other	8,755	7,542
Deferred income taxes	4,285	3,446

Total current assets	53,204	142,595

Property and equipment, net	35,808	33,942
Goodwill	392,700	392,691
Other intangible assets, net	86,085	87,634
Notes receivable, net	3,453	2,765
Other non-current assets, net	16,535	15,462

Total assets	$587,785	$675,089

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$44,030	$27,581
Income taxes payable	47,913	21,339
Deferred revenues	9,304	7,834

Total current liabilities	101,247	56,754

Long-term debt	50,000	175,000
Deferred income taxes	36,270	36,005
Other non-current liabilities	12,377	11,093

Total liabilities	199,894	278,852

Stockholders’ equity:
Common stock, par value $0.01 Authorized: 200,000,000 shares Issued: 37,843,898 and 37,634,327 shares, respectively	378	376
Additional paid-in capital	350,526	344,908
Retained earnings	97,381	50,953
Accumulated other comprehensive income	933	—
Less: Treasury stock, at cost: 2,538,197 and zero shares, respectively	(61,327)	—

Total stockholders’ equity	387,891	396,237

Total liabilities and stockholders’ equity	$587,785	$675,089

JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2006	2005	2006	2005
Revenues
Franchise operations revenues:
Royalty	$45,666	$38,174	$76,255	$59,360
Marketing and advertising	20,764	17,547	34,694	27,416
Financial product fees (a)	53,022	19,127	74,201	35,990
Other financial product revenues (a)	—	25,817	5,518	33,934
Other	4,787	4,442	12,986	12,766
Service revenues from company-owned office operations	40,756	37,945	71,629	63,021

Total revenues	164,995	143,052	275,283	232,487

Expenses
Cost of franchise operations	10,193	7,551	31,496	27,426
Marketing and advertising	18,335	12,791	40,977	32,966
Cost of company-owned office operations	22,415	21,282	46,479	42,928
Selling, general and administrative (b), (c)	13,240	7,501	39,936	30,397
Depreciation and amortization	3,186	2,751	11,428	11,398

Total expenses	67,369	51,876	170,316	145,115

Income from operations	97,626	91,176	104,967	87,372
Other income/(expense):
Interest income	491	745	1,924	1,484
Interest expense	(1,637)	(2,161)	(8,301)	(6,700)
Write-off of deferred financing costs (d)	—	—	(2,677)	—
Gain on sale of assets, net	—	—	520	—

Income before income taxes	96,480	89,760	96,433	82,156
Provision for income taxes	38,523	35,185	38,504	32,205

Net income	$57,957	$54,575	$57,929	$49,951

Earnings per share:
Basic	$1.64	$1.45	$1.61	$1.33

Diluted	$1.62	$1.44	$1.59	$1.32

Weighted average shares outstanding:
Basic	35,320	37,651	36,061	37,615

Diluted	35,827	37,835	36,445	37,752

Notes to Consolidated Statements of Operations:

(a)	The Company executed new agreements with its financial product providers which became effective in the 2006 tax season. Under these agreements, the fees earned by the Company for technology support and access to its offices primarily consist of fixed fees with a small variable component tied to customer growth; both fees are included in “financial product fees”. The Company no longer expects to earn “other financial product revenues” on refund anticipation loans that it facilitates.
(b)	In fiscal 2005, the Company incurred a $4.5 million stock-based compensation charge in connection with the initial public offering.
(c)	In fiscal 2006, the Company incurred litigation related costs of $3.8 million.
(d)	Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

JACKSON HEWITT TAX SERVICE INC.

FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2006	2005	2006	2005
Revenues
Royalty	$45,666	$38,174	$76,255	$59,360
Marketing and advertising	20,764	17,547	34,694	27,416
Financial product fees (a)	53,022	19,127	74,201	35,990
Other financial product revenues (a)	—	25,817	5,518	33,934
Other	4,787	4,442	12,986	12,766

Total revenues	124,239	105,107	203,654	169,466

Expenses
Cost of operations	10,193	7,551	31,496	27,426
Marketing and advertising	14,933	9,539	34,691	27,416
Selling, general and administrative	494	770	3,447	4,130
Depreciation and amortization	2,455	1,998	8,706	7,645

Total expenses	28,075	19,858	78,340	66,617

Income from operations	96,164	85,249	125,314	102,849
Other income/(expense):
Interest income	192	315	1,121	1,029

Income before income taxes	$96,356	$85,564	$126,435	$103,878

Note to Franchise Results of Operations:

(a)	The Company executed new agreements with its financial product providers which became effective in the 2006 tax season. Under these agreements, the fees earned by the Company for technology support and access to its offices primarily consist of fixed fees with a small variable component tied to customer growth; both fees are included in “financial product fees”. The Company no longer expects to earn “other financial product revenues” on refund anticipation loans that it facilitates.

JACKSON HEWITT TAX SERVICE INC.

COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2006	2005	2006	2005
Revenues
Service revenues from operations	$40,756	$37,945	$71,629	$63,021

Expenses
Cost of operations	22,415	21,282	46,479	42,928
Marketing and advertising	3,402	3,252	6,286	5,550
Selling, general and administrative	1,363	995	3,772	3,554
Depreciation and amortization	731	753	2,722	3,753

Total expenses	27,911	26,282	59,259	55,785

Income from operations	12,845	11,663	12,370	7,236
Other income/(expense):
Interest income	—	—	—	25
Gain on sale of assets, net	—	—	520	—

Income before income taxes	$12,845	$11,663	$12,890	$7,261

JACKSON HEWITT TAX SERVICE INC.

CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2006	2005	2006	2005
Expenses (a)
General and administrative	$10,317	$6,031	$26,109	$17,006
Stock-based compensation	766	350	2,808	1,844
Stock-based compensation related to initial public offering	—	—	—	4,508
Litigation related costs	300	—	3,800	—
Litigation settlement recovery	—	(645)	—	(645)

Total expenses	11,383	5,736	32,717	22,713

Loss from operations	(11,383)	(5,736)	(32,717)	(22,713)
Other income/(expense):
Interest income	299	430	803	430
Interest expense	(1,637)	(2,161)	(8,301)	(6,700)
Write-off of deferred financing costs (b)	—	—	(2,677)	—

Loss before income taxes	$(12,721)	$(7,467)	$(42,892)	$(28,983)

Notes to Corporate and Other:

(a)	Included in selling, general and administrative in the Consolidated Statements of Operations.
(b)	Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

JACKSON HEWITT TAX SERVICE INC.

SELECTED KEY OPERATING STATISTICS

(Unaudited)

Operating Statistics:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2006	2005	2006	2005
Offices:
Franchise operations	5,379	4,871	5,379	4,871
Company-owned office operations	643	613	643	613

Total offices - system	6,022	5,484	6,022	5,484

Tax returns prepared (in thousands):
Franchise operations	1,997	1,879	3,246	2,917
Company-owned office operations	258	258	412	403

Total tax returns prepared - system	2,255	2,137	3,658	3,320

Average revenues per tax return prepared:
Franchise operations (1)	$173.26	$155.69	$178.10	$156.61

Company-owned office operations (2)	$158.25	$146.87	$174.06	$156.18

Average revenues per tax return prepared - system	$171.55	$154.60	$177.65	$156.56

Financial products (in thousands) (3)	2,146	2,022	3,430	3,052

Average financial product fees per financial product (4)	$24.71	N/A	$21.63	N/A

Notes:

(1)	Calculated as total revenues earned by the Company’s franchisees, which does not represent revenues earned by the Company, divided by the number of tax returns prepared by the Company’s franchisees (see calculation below). The Company earns royalty and marketing and advertising revenues, which represent a percentage of the revenues received by the Company’s franchisees.
(2)	Calculated as tax preparation revenues and related fees earned by company-owned offices (as reflected in the Consolidated Statements of Operations) divided by the number of tax returns prepared by company-owned offices.
(3)	Consists of refund-based financial products and Gold Guarantee® products.
(4)	Calculated as revenues earned from financial product fees (as reflected in the Consolidated Statements of Operations) divided by the number of financial products facilitated. Prior period data is not comparable due to new financial product agreements effective in 2006 tax season.

Calculation of average revenues per tax return prepared in Franchise Operations:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
(dollars in thousands, except per tax return prepared data)	2006	2005	2006	2005
Total revenues earned by the Company’s franchisees (A)	$346,062	$292,592	$578,175	$456,820

Average royalty rate (B)	13.20%	13.05%	13.19%	12.99%
Marketing and advertising rate (C)	6.00%	6.00%	6.00%	6.00%

Combined royalty and marketing and advertising rate (B plus C)	19.20%	19.05%	19.19%	18.99%

Royalty revenues (A times B)	$45,666	$38,174	$76,255	$59,360
Marketing and advertising revenues (A times C)	20,764	17,547	34,694	27,416

Total royalty and marketing and advertising revenues	$66,430	$55,721	$110,949	$86,776

Number of tax returns prepared by the Company’s franchisees (D)	1,997	1,879	3,246	2,917

Average revenues per tax return prepared by the Company’s franchisees (A divided by D)	$173.26	$155.69	$178.10	$156.61

Amounts may not recalculate precisely due to rounding differences.

JACKSON HEWITT TAX SERVICE INC.

ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended April 30,			Fiscal Years Ended April 30,
	2006	2005	% Change	2006	2005	% Change
Total revenues, as reported	$164,995	$143,052	15%	$275,283	$232,487	18%
Less: Other financial products revenues related to SBB&T, as reported	—	(24,326)		(2,932)	(30,700)
Add: Other financial products revenues if 2005 agreement with SBB&T had been in effect for RALs facilitated in all prior periods (a)	—	19,031		1,232	20,596

Total revenues, as adjusted	$164,995	$137,757	20%	$273,583	$222,383	23%

Net income, as reported	$57,957	$54,575	6%	$57,929	$49,951	16%
Less: Other financial products revenues related to SBB&T, as reported	—	(24,326)		(2,932)	(30,700)
Add: Other financial products revenues if 2005 agreement with SBB&T had been in effect for RALs facilitated in all prior periods (a)	—	19,031		1,232	20,596
Less: Stock-based compensation charge related to the IPO (b)	—	—		—	4,508
Less: Write-off of deferred financing costs (c)	—	—		2,677	—
Less: Litigation settlement recovery	—	(645)		—	(645)
Less: Litigation related costs	300	—		3,800	—
Adjustment to as reported provision for income taxes	120	(2,328)		1,907	(2,446)

Net income, as adjusted	$58,137	$50,963	14%	$60,799	$46,156	32%

Earnings per share, as reported
Basic	$1.64	$1.45	13%	$1.61	$1.33	21%

Diluted	$1.62	$1.44	13%	$1.59	$1.32	20%

Earnings per share, as adjusted
Basic	$1.65	$1.35	22%	$1.69	$1.23	37%

Diluted	$1.62	$1.35	20%	$1.67	$1.22	37%

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of total revenues, net income and earnings per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of the agreement with Santa Barbara Bank & Trust (“SBB&T”) for the 2005 tax season as if such agreement was in effect for all periods presented as well as to reflect the impact of adjusting certain significant items in the results of operations in order to help investors compare, on an equivalent basis, the Company’s financial results for the current periods presented to its financial results for prior periods presented.

(a)	The Company entered into an agreement with SBB&T which was effective with the facilitation of refund anticipation loans (“RALs”) for the 2005 tax season. Other financial product revenues were adjusted to exclude revenues under the prior agreement in which the Company primarily earned a portion of the difference between finance fees paid by customers to SBB&T and the loan amounts that SBB&T was unable to collect and has been prepared as if the agreement had been in effect for RALs facilitated in all prior periods.
(b)	In fiscal 2005, the Company incurred a $4.5 million stock-based compensation charge in connection with the initial public offering.
(c)	Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

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